Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

November 4, 2011

Las Vegas Sands Corp.

3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Registration Statement on Form S-3ASR

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of Las Vegas Sands Corp., a Nevada corporation (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of certain of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the following securities of the Company (together, the “Securities”):

A.	senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

B.	shares of preferred stock (including shares issued upon conversion or exchange of Debt Securities, or upon the exercise of Warrants (as defined below) or Purchase Contracts (as defined below)) of the Company, par value $0.001 per share (the “Preferred Stock”);

C.	shares of common stock (including shares issued upon conversion or exchange of Debt Securities or Preferred Stock, or upon the exercise of Warrants or Purchase Contracts) of the Company, par value $0.001 per share (the “Common Stock”);

D.	depositary shares representing a fractional share of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”);

E.	warrants to purchase Debt Securities, Preferred Stock, Common Stock, Depositary Shares or any combination of them (the “Warrants”);

F.	purchase contracts representing the Company’s obligation to sell Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Units (as defined below) or debt obligations of third parties, including government securities (the “Purchase Contracts”); and

G.	units comprised of one or more Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Purchase Contracts or debt obligations of third parties, including government securities (the “Units”).

The Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Senior Debt Securities are to be issued under the indenture to be entered into by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Senior Debt Indenture”). The Subordinated Debt Securities are to be issued under an indenture to be entered into by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”).

The Depositary Shares will be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Depositary Agreement”). The Warrants will be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Purchase Contracts will be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Units will be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

In connection with the furnishing of this opinion, we have examined original, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. the Registration Statement; and

2. the form of Senior Debt Indenture and the form of Subordinated Debt Indenture attached as Exhibits 4.8 and 4.9, respectively, to the Registration Statement.

In addition, we have examined such certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company, made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Senior Debt Indenture will be duly authorized, executed and delivered by the parties to the Senior Debt Indenture in substantially the form filed as an exhibit to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, and the Subordinated Debt Indenture will be duly authorized, executed and delivered by the parties to the Subordinated Debt Indenture in substantially the form filed as an exhibit to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) each of the Depositary Agreements, the Warrant Agreements, the Purchase Contract Agreements, the Unit Agreements, the supplemental indentures and any other agreements entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will be a valid and legally binding obligation of the parties thereto (other than the Company), (iv) the Depositary Shares, the Warrants, the Purchase Contracts, the Units and any related Operative Agreements will be governed by the laws of the State of New York, (v) in the case of Purchase Contracts or Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and legally binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (vi) the Company is validly existing and in good standing under the laws of the State of Nevada, (vii) the Company has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements and the Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units, (viii) the execution, delivery and performance of the Operative Agreements and the Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units by the Company does not violate any organizational documents of the Company or the laws of the State of Nevada or the gaming laws of any jurisdiction applicable to the Company and (ix) the execution, delivery and performance of the Operative Agreements and the Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units and issuance of the Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the Debt Securities, Depositary Shares, Warrants, Purchase Contracts or Units of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Debt Securities, Depositary Shares, Warrants, Purchase Contracts or Units to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of Nevada, the gaming laws of any jurisdiction applicable to the Company, and any applicable Operative Agreement, (ii) the Debt Securities, Depositary Shares, Warrants, Purchase Contracts or Units will be duly authorized, executed, issued and delivered by the Company, and duly authenticated or delivered by the applicable trustee, in each case, against payment by the purchaser at the agreed-upon consideration, and (iii) the Debt Securities, Depositary Shares, Warrants, Purchase Contracts or Units will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any other Security in accordance with its terms) have been duly authorized by the Company and such Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any other Security in accordance with its terms, such Debt Securities will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

3. When the specific terms of a particular issuance of Warrants have been duly authorized by the Company and such Warrants have been duly executed, authenticated, issued and delivered, such Warrants will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. When any Purchase Contracts have been duly authorized, executed and delivered by Company, such Purchase Contracts will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. When the Units have been duly authorized, issued and delivered by the Company, the Units will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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